UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2010

CareFusion Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34273	26-4123274
(Commission File Number)	(IRS Employer Identification Number)

3750 Torrey View Court, San Diego, California 92130

(Address of Principal Executive Offices, Including Zip Code)

(858) 617-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2010, CareFusion Corporation (the “Company”) issued a news release in which the Company announced that James Hinrichs would replace Edward Borkowski as the Company’s Chief Financial Officer, effective immediately. Mr. Borkowski will remain with the Company through December 31, 2010 (the “Departure Date”) to assist with the orderly transition of responsibilities. A copy of the news release is furnished as Exhibit 99.1 to this report.

James Hinrichs, age 43, has served as the Company’s Senior Vice President, Global Customer Support, since January 2010. From January 2009 through January 2010, Mr. Hinrichs was the Company’s Senior Vice President, Controller, a position he assumed leading up to the Company’s spinoff from Cardinal Health, Inc. Mr. Hinrichs joined Cardinal Health in 2004 as Vice President, Investor Relations, and since then served in several financial leadership positions, including as Chief Financial Officer of the former Clinical Technologies and Services, Healthcare Supply Chain Services, and Clinical and Medical Products segments. From 2007 to 2008, Mr. Hinrichs also served as Controller for Cardinal Health. Before joining Cardinal Health, Mr. Hinrichs spent 12 years in a variety of finance and marketing positions at Merck & Co.

On November 29, 2010, the Company entered into an offer letter (the “Offer Letter”) with Mr. Hinrichs with respect to his employment as Chief Financial Officer. The Offer Letter provides for an annual base salary of $515,000 and a target annual bonus incentive under the Company’s Management Incentive Plan (“MIP”) of 80% of his base salary. In addition, Mr. Hinrichs will be granted stock options (“Sign-On Options”) with a total value of $1.5 million, which will vest in annual installments of 33 1/3% on each of the first three anniversaries of the grant date, provided that Mr. Hinrichs is employed with the Company on the applicable vesting date. In the event the Company terminates his employment without cause or if Mr. Hinrichs terminates his employment with good reason on or before 18 months after the date on which the Company’s Board of Directors appoints an external candidate as new Chief Executive Officer of the Company, Mr. Hinrichs will be entitled to (i) accrued and unpaid base salary through the termination date; (ii) a prorated MIP bonus payment for the year in which the termination occurs, (iii) a severance payment equal to the sum of (A) one times his annual base salary plus (B) one times his two-year average actual MIP bonus payment and (iv) a cash payment of $500,000. In addition, upon such a termination, to the extent not previously vested based on service prior to termination of employment, the first 33 1/3% of the shares subject to the Sign-On Options will become fully vested and exercisable effective as of the date of termination of employment, and any vested Sign-On Options will remain exercisable for 90 days after termination of employment. In the event his employment is terminated after such date, Mr. Hinrichs will be entitled to accrued and unpaid base salary through the termination date and any severance payments provided for under the Company’s severance guidelines as in effect on the termination date. The Offer Letter also provides that Mr. Hinrichs will be eligible for an annual long-term incentive grant in fiscal 2012, and the target expected value will be 450% of his base salary, or $2,317,500.

On December 1, 2010, the Company entered into a severance agreement (the “Severance Agreement”) with Mr. Borkowski with respect to the terms of his severance. Pursuant to Mr. Borkowski’s employment letter, dated May 11, 2009 (the “Employment Letter”), Mr. Borkowski would be entitled to receive severance equal to 1.9x his annual base salary and full and immediate vesting of his sign-on equity awards granted on June 15, 2009, if he was terminated without cause prior to May 26, 2012. The Severance Agreement provides for the payment of the severance required by the Employment Letter and certain additional benefits in exchange for Mr. Borkowski’s agreement to assist in an orderly transition of responsibilities, provide a general release of claims and certain other covenants. The severance payment under the Employment Letter was intended to provide Mr. Borkowski with severance equal to his annual base salary plus his MIP target, which is 90% of his base salary. Pursuant to the Severance Agreement, we agreed to pay Mr. Borkowski his annual base salary plus the average of his actual MIP bonus payment for the fiscal year ended June 30, 2010 and his MIP target for the fiscal year ending June 30, 2011. In addition, Mr. Borkowski will be paid his MIP target bonus for the fiscal year ending June 30, 2011, at the time fiscal 2011 MIP bonuses are paid to active employees. In the aggregate, these severance amounts will result in the payment of $1,867,000 to Mr. Borkowski. In addition, with respect to stock options previously granted to Mr. Borkowski and that are vested as of the Departure Date, he shall have the right to exercise such options for a period of 24 months following the Departure Date. In accordance with the Employment Letter, Mr. Borkowski will also be eligible to receive twelve months of COBRA at Company subsidized rates for medical, dental and vision benefits.

Copies of the Offer Letter and the Severance Agreement are filed with this report as Exhibit 99.2 and Exhibit 99.3, respectively. The Company has previously filed the Employment Letter with the Securities and Exchange Commission. The foregoing descriptions of the terms of the Offer Letter, Severance Agreement and Employment Letter are qualified in their entirety by reference to the full text thereof, each of which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99.1	News release issued by CareFusion Corporation on December 1, 2010*

99.2	Offer Letter dated as of November 29, 2010, with James Hinrichs.

99.3	Severance Agreement dated as of December 1, 2010, with Edward Borkowski.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareFusion Corporation
(Registrant)

Date: December 1, 2010	By:	/s/ Joan Stafslien
		Name:	Joan Stafslien
		Title:	Executive Vice President, Chief Compliance Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	News release issued by CareFusion Corporation on December 1, 2010*

99.2	Offer Letter dated as of November 29, 2010, with James Hinrichs.

99.3	Severance Agreement dated as of December 1, 2010, with Edward Borkowski.

*	Furnished herewith.